UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2006

AMERICAN ACCESS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6670 SPRINGLAKE ROAD, KEYSTONE HEIGHTS, FLORIDA	32656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 352-473-6673

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2006 Registrant entered into a two-year agreement with Erik Wiisanen, Vice President Sales and Marketing of our Omega Metals division. Mr. Wiisanen has been employed in such position without a written agreement. The employee is entitled to a minimum base salary of $125,000 per year and standard key employee health and other benefits. A management performance plan is expected to be established in due course. If Mr. Wiisanen’s employment is terminated without cause or by disability or death, or with good reason by the employee prior to November 27, 2008, Mr. Wiisanen is entitled to a severance benefit equal to three (3) months base salary and defined contribution and non-contribution benefit and vacation plans. Mr. Wiisanen will not be eligible for any non-accrued severance if his employment is terminated by the Registrant for cause or by Mr. Wiisanen without good reason. The employment agreement also includes terms related to confidential information, unfair competition, non-interference, and assignment during consolidation or merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ACCESS TECHNOLOGIES, INC. (Registrant)

Date: January 3, 2007	By:	/s/ Timothy C. Adams
President